UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2025

ESH ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41718	87-4000684
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

228 Park Ave S, Suite 89898

New York, NY 10003

(Address of Principal Executive Offices) (Zip Code)

212-287-5022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares	ESHA	The Nasdaq Global Market
Rights	ESHAR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 29, 2025, ESH Acquisition Corp. (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) approving the Company’s application to list its Class A Common Stock (“Class A Shares”) and Rights on The Nasdaq Capital Market. The Company’s securities began trading on The Nasdaq Capital Market at the opening of business on October 31, 2025, under the Company’s trading symbol, ESHA. The Company’s transfer to The Nasdaq Capital Market does not affect the registration of its securities under the Securities Exchange Act of 1934, as amended (the “Act”), and the Company will remain subject to the periodic reporting requirements of the Act.

As previously disclosed, on April 11, 2025, the Company received a notice from Nasdaq stating that, for the prior 30 consecutive business days (through April 10, 2025), the closing market value of listed securities (MVLS) of the Company’s Class A Shares had been below the minimum of $50 million required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A). In response, the Company filed an application to transfer the listing of its Class A Shares from the Nasdaq Global Market to the Nasdaq Capital Market, which requires an MVLS of $35 million for continued listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2025

	By:	/s/ James Francis
James Francis
Chief Executive Officer